Exhibit 99.1

NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces New Joint Venture in Divorce Funding

•     Enters into New Joint Venture in Divorce Funding With Up To $15 Million Initial Investment

ENGLEWOOD CLIFFS, NJ – MAY 18, 2012 – ASTA FUNDING, INC., (NASDAQ: ASFI), (the “Company”), a financial services, receivable asset management company is pleased to announce the formation of BP Case Management, LLC (“Balance Point”) , a joint venture (the “Venture”) with California-based Balance Point Divorce Funding, LLC (“Balance Point Management”). The Venture will provide non-recourse funding to a spouse in a matrimonial action. Such funds can be used for legal fees, expert costs and necessary living expenses. The Venture receives an agreed percentage of the proceeds received by such spouse upon final resolution of the case. Balance Point’s profits and losses will be distributed 60% to the Company and 40% to Balance Point Management, after the return of the Company’s investment on a case by case basis, and after a 15% preferred return to the Company. The Company’s initial investment in the Venture consists of up to a $15 million to fund divorce claims to be fulfilled in three tranches of $5 million. Each investment tranche is contingent upon a minimum 15% cash-on-cash return to the Company. At the Company’s option, there could be an additional $35 million investment in divorce claims in tranches of $10 million, $10 million, and $15 million, also with a 15% preferred return and such investments may even exceed a total of $50 million, at the Company’s sole option. Should the preferred return be less than 15% on any $5 million tranche, the 60%/40% profit and loss split would be adjusted to reflect the Company’s priority to a 15% preferred return.

The Company will provide a $1.0 million revolving line of credit to partially fund Balance Point Management’s operations with such loan bearing interest at the prevailing prime rate, with an initial term of twenty-four months which may be extended under certain circumstances for an additional 24 month period. The revolving line of credit will be collateralized by Balance Point Management’s profits share in the Venture and other assets.

Gary Stern, Chairman, President and CEO of Asta Funding, Inc. commented, “We are very excited about our new joint venture in the matrimonial funding business. We have invested in three small matrimonial cases as proverbial trial balloons which has confirmed our belief that the divorce litigation funding space is a natural fit for Asta. During the past eleven months, we have come to know Stacey Napp as a visionary in the matrimonial funding business whose financial acumen, diligence and professionalism make this an exciting opportunity for the Company. The matrimonial funding business provides us with the opportunity to diversify our business and complements our recent commitment to Pegasus Funding, LLC in the personal injury financing business.”

Ms. Napp commented, “While litigation funding has gained tremendous interest in the past few years, it is our experience that very few truly understand the matrimonial funding industry sufficiently well to be a positive investment partner. Given its business in the debt collection field and investment in Pegasus Funding, LLC in the personal injury litigation funding field, Asta is uniquely qualified to understand the dynamics of funding divorce litigation cases. We have worked with Asta and its CEO Gary Stern on a trial basis and that experience has lead us to enter into a long term working relationship. Asta has been a valued investor and Asta’s CEO Gary Stern has been a positive sounding board for Balance Point’s vision of growth and leadership in a field that is in its infancy and has tremendous growth potential.”

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, potential regulation or limitation of interest rates and other fees advanced by BP Case Management, LLC under federal and/or state regulation, a change in statutory or case law which limits or restricts the ability of BP Case Management, LLC to charge or collect fees and interest at anticipated levels, claimants being unsuccessful in whole or in part in the divorce settlement upon which our funds are provided, the continued services of the senior management of Balance Point Divorce Funding, LLC to source and analyze cases in accordance with the underwriting guidelines of BP Case Management, LLC, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2011 and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements. Our reports filed with the Securities and Exchange Commission are available free of charge through our website at http://www.astafunding.com.